Exhibit 4.2

RANGE RESOURCES CORPORATION

2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

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(h) Governing Law	13
(i) Conditions to Delivery of Stock	13
(j) Plan Effective Date; Term	14

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RANGE RESOURCES CORPORATION

2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     1. Purpose. The purpose of the Range Resources Corporation 2004 Non-Employee Director Stock Option Plan (the “Plan”) is to provide a means through which Range Resources Corporation, a Delaware corporation (the “Company”), may attract and retain the services of experienced and knowledgeable independent individuals as members of the Board of Directors of the Company (the “Board”) and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain Stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its service. A further purpose of this Plan is to provide such directors with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan provides for the granting of Options to such directors.

     2. Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

        (a) “Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death or to which Options or other rights are transferred if and to the extent permitted under Section 9(a) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

        (b) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

        (c) “Business Day” means any day, other than a Saturday, a Sunday, or a legal holiday, on which commercial banks are open for business in Texas.

        (d) “Change in Control” means the occurrence of any of the following events:

      (i) The agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any Person of 50% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

      (ii) Individuals who constitute the Incumbent Board (as defined below) cease for any reason to constitute at least a majority of the Board; for these purposes, the “Incumbent Board” shall be defined as the individuals who, as of the Effective Date, constitute the Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

      (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

      (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     (e) “Change in Control Price” means the amount calculated in accordance with Section 8 of this Plan.

     (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     (g) “Committee” means a committee of one or more directors designated by the Board to administer this Plan; provided, however, that following such time as the Company has any class of equity security registered pursuant to Section 12 of the Exchange Act, the Committee shall consist solely of two or more directors, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3.

     (h) “Dividend Equivalent” means a right to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock.

     (i) “Effective Date” means December 31, 2004.

     (j) “Eligible Person” means all non-employee members of the Board.

     (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

     (l) “Exercise Price” means the exercise price per share of Stock determined pursuant to Section 6(b)(i).

     (m) “Fair Market Value” means, for a particular day:

      (i) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the mean of the high and low sales prices, on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange; or

      (ii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subsection 2(m)(i) and sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. (“NASDAQ”) National Market System (or such other system then in use) at the date of determining the Fair Market Value, then the mean of the high and low sales prices so reported on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the high bid and low asked prices so reported; or

      (iii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subsection 2(m)(i) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in Subsection 2(m)(ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on the last Business Day before the date in question; or

      (iv) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subsection 2(m)(i) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subsection 2(m)(ii) or Subsection 2(m)(iii) at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

      (v) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in Subsection 2(m)(i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subsection 2(m)(ii) or Subsection 2(m)(iii) at the date of determining the Fair Market Value, but the volume of trading is so low that the Board determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of Subsections 2(m)(i), (ii), or (iii).

        (n) “Immediate Family Members” has the meaning set forth in Subsection 9(a)(i).

        (o) “Option” means a right, granted to a Participant under Section 6 hereof, to purchase Stock at a specified price during specified time periods.

        (p) “Participant” means a person who has been granted an Option under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

        (q) “Permitted Transferees” has the meaning set forth in Subsection 9(a)(i).

        (r) “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity; a Person, together with that Person’s “Affiliates” and “Associates” (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

        (s) “Qualified Member” means a member of the Committee who is a “non-employee director” within the meaning of Rule 16b-3(b)(3).

        (t) “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

        (u) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

        (v) “Stock” means the Company’s common stock, par value $                     per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 8.

        (w) “Subsidiary” means with respect to the Company, (i) any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, (ii) any partnership whose general partner is, or is owned, directly or indirectly, by, the Company, or (iii) any limited liability company whose managing member is, or is owned, directly or indirectly, by, the Company.

     3. Administration.

        (a) Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Options shall be granted; (iii) determine the number of shares of Stock that shall be the subject of each Option; (iv) determine the terms and provisions of each Option agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of Options and/or shares of Stock issued or transferred pursuant to any Option is restricted, (C) the effect of termination of employment of a Participant on an Option, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Option that has been granted; (vi) construe the respective Option agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Options to, or otherwise with respect to Options granted to, Eligible Persons who are subject to Section 16(b) of the Exchange Act; (ix) subject to ratification by the Board, terminate, modify, or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Option, or in any Option agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

        (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Option granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 9(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Options granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering this Plan.

        (c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

     4. Stock Subject to Plan.

        (a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8, the total number of shares of Stock reserved and available for delivery in connection with Options under this Plan shall not exceed 300,000 shares.

        (b) Application of Limitation to Grants of Options. No Option may be granted if the number of shares of Stock to be delivered in connection with such Option exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Options. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Option.

        (c) Availability of Shares Not Delivered under Options. Shares of Stock subject to an Option under this Plan that expire or are canceled, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Option or taxes relating to Options, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Option or taxes relating to any Option, will again be available for Options under this Plan.

        (d) Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Board or the Committee may determine from time to time at its sole option.

     5. Eligibility. Options may be granted under this Plan only to Eligible Persons.

     6. Specific Terms of Options.

        (a) General. Options may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant or thereafter (subject to Section 6(b) and Section 9(b)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Options in the event of termination of a Participant’s service on the Board and terms permitting a Participant to make elections relating to his or her Option. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Option that is not mandatory under this Plan.

        (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

      (i) Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”) which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant of the Option.

      (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants. Notwithstanding the foregoing, unless provided otherwise in an Option agreement, any Participant that is terminated following the vesting of any Option and/or the lapse of a risk of forfeiture associated with any Option shall continue to hold such Option, until the expiration or exercise of the Option, to the extent such Option is vested and/or no longer subject to a risk of forfeiture at the time of the Participant’s termination.

     7. Certain Provisions Applicable to Options.

        (a) Stand-Alone, Additional, Tandem, and Substitute Options. Options granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Option or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem and substitute or exchange Options may be granted at any time. If an Option is granted in substitution or exchange for another Option, the Committee shall require the surrender of such other Option in consideration for the grant of the new Option.

        (b) Term of Options. The term of each Option shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option exceed a period of ten years.

        (c) Form and Timing of Payment under Options; Deferrals. Subject to the terms of this Plan and any applicable Option agreement, payments to be made by the Company upon the exercise of an Option may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The exercise of any Option may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Committee (subject to Section 9(b) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Option not provided for in the original Option agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

        (d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Options to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Option agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

     8. Recapitalization or Reorganization.

        (a) Existence of Plans and Options. The existence of this Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

        (b) Subdivision or Consolidation of Shares. The terms of an Option and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

      (i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Option shall be increased proportionately, and (C) the exercise price for each share of Stock (or other kind of shares or securities) subject to then outstanding Options shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Options remain exercisable or subject to restrictions.

      (ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Option shall be decreased proportionately, and (C) the exercise price for each share of Stock (or other kind of shares or securities) subject to then outstanding Options shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Options remain exercisable or subject to restrictions.

      (iii) Whenever the number of shares of Stock subject to outstanding Options and the price for each share of Stock subject to outstanding Options are required to be adjusted as provided in this Section 8(b), the Committee shall promptly prepare and deliver to Participants a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Option after giving effect to the adjustments. The Committee shall promptly give each Participant such a notice.

      (iv) Adjustments under Subsections 8(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.

        (c) Corporate Restructuring. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of

Stock then covered by such Option. Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of any holder, shall effect one or more of the following alternatives, which may vary among individual holders and which may vary among Options held by any individual holder: (i) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and all rights of holders thereunder shall terminate; (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Options held by such holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each holder an amount of cash per share equal to the excess, if any, of the amount calculated in Section 8(d) (the “Change in Control Price”) of the shares subject to such Option over the exercise price(s) under such Options for such shares; (iii) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change in Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding); or (iv) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the holder had been the holder of record of the number of shares of Stock then covered by such Option.

        (d) Change in Control Price. The “Change in Control Price” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to holders of the same class of Stock of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to holders of the same class of Stock of the Company in any tender offer or exchange offer whereby a Change in Control takes place, or (iii) if such Change in Control occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 8(d) or Section 8(c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

        (e) Additional Issuances. Except as expressly provided in this Plan, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share, if applicable.

     9. General Provisions.

        (a) Transferability.

      (i) Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option, or authorize all or a portion of any Option to be granted to an Eligible Person to be on terms which permit transfer by such Participant, to (A) the spouse, children or grandchildren of the Participant or other relative approved by the Committee (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) a partnership or limited liability company in which such Immediate Family Members are the only partners or members as applicable (collectively, “Permitted Transferees”); provided that (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Options transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option and transfers to other Permitted Transferees of the original holder. Option agreements with respect to which such transferability is authorized at the time of grant must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Subsection 9(a).

      (ii) Qualified Domestic Relations Orders. Options may be transferred pursuant to qualified domestic relations orders entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

      (iii) Other Transfers. Except as expressly permitted by Subsections 9(a)(i) and 9(a)(ii), Options shall not be transferable other than by will or the laws of descent and distribution.

      (iv) Effect of Transfer. Following the transfer of any Option as contemplated by Subsections 9(a)(i), 9(a)(ii) and 9(a)(iii), (A) such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Option in accordance with the terms of this Plan and applicable law, and (B) the provisions of the Option relating to exercisability hereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein, the Options shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

      (v) Procedures and Restrictions. Any Participant desiring to transfer an Option as permitted under Subsections 9(a)(i) or 9(a)(ii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (i) it would give rise to short-swing liability under Section 16(b) of the Exchange Act or (ii) it may not be made in compliance with all applicable federal, state and foreign securities laws.

      (vi) Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Options transferred as permitted in this Section 9(b) is not registered under the Securities Act pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

        (b) Changes to this Plan and Options. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Options under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Option. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Option theretofore granted and any Option agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Option.

        (c) Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or to continue as a member of the Board, (ii) interfering in any way with the right of the Company to remove any Eligible Person from the Board, (iii) giving an Eligible Person or Participant any claim to be granted any Option under this Plan or to be treated uniformly with other Participants, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Option.

        (d) Unfunded Status of Options. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

        (e) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in this Plan shall be construed to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Option made under this Plan. No employee, Beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

        (f) Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Option. The Committee shall determine whether cash, other Options or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        (g) Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Option agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16(b) of the Exchange Act), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Option should not comply with Rule 16b-3).

        (h) Governing Law. All questions arising with respect to the provisions of the Plan and the Options, unless otherwise specified in an Option agreement, shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

        (i) Conditions to Delivery of Stock. Nothing herein or in any Option granted hereunder or any Option agreement shall require the Company to issue any shares with respect to any Option if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option the Company may, as a condition precedent to the exercise of such Option, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option shall be exercisable unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Option.

        (j) Plan Effective Date; Term. This Plan has been adopted by the Board of the Company effective as of December 31, 2004.